EXHIBIT 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-230014) of PennantPark Investment Corporation of our reports dated November 16, 2021, November 16, 2020 and November 15, 2019, relating to the consolidated financial statements of Ram Energy Holdings LLC as of and for the years ended September 30, 2021, 2020 and 2019, respectively, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

November 17, 2021